Exhibit 23.3

Huddleston & Co., Inc.
Petroleum and Geological Engineers
1 Houston Center
1221 McKinney, Suite 3700
Houston, Texas 77010

PHONE (713) 209-1100  w  FAX (713) 752-0828

CONSENT OF HUDDLESTON & CO., INC.

As independent oil and gas consultants, we hereby consent to the references to us and our reserve reports for the years ended December 31, 2010, 2009, and 2008 in Callon Petroleum Company’s Annual Report on Form 10-K for the year ended December 31, 2010, which is incorporated by reference in this Registration Statement on Form S-8. We consent to the incorporation by reference in this Registration Statement of the aforementioned report.

HUDDLESTON & CO., INC.
Texas Registered Engineering Firm F-1024

/s/ Peter D. Huddleston
Peter D. Huddleston, P.E.
President

Houston, Texas
August 4, 2011